For Immediate Release	Contacts:	Investors:
David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hhgroup.com
Media:
Emmanuel Serrano
Hudson Highland Group
212-351-7203
emmanuel.serrano@hhgroup.com

Hudson Highland Group Board Member Resigns

NEW YORK, NY – August 31, 2006 – Hudson Highland Group, Inc. (NASDAQ: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and talent management solutions, today announced that Rene Schuster has resigned as a member of its board of directors to join global human resource solutions provider Adecco as CEO of its UK and Ireland operations.

“I want to take this opportunity to thank Rene for his advice and contributions over the past three-plus years while serving on our board, and wish him well in his new endeavor,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group.

Hudson Highland Group is one of the world’s leading professional staffing, retained executive search and talent management solution providers. We help our clients achieve greater organizational performance by attracting, selecting and developing the best and brightest people for their businesses. Our approximately 3,800 employees in more than 20 countries are dedicated to providing unparalleled service and value to our clients. More information about Hudson Highland Group is available at www.hhgroup.com.

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